UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2012 (August 30, 2012)

GEOEYE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33015	20-2759725
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 Dulles Corner Blvd. Herndon, VA 20171 (703) 480-7500
(Address and Telephone Number of Principal Executive Offices)

N/A
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment to the Merger Agreement

On August 30, 2012, GeoEye, Inc., a Delaware corporation (“GeoEye”), entered into Amendment No. 1 to Agreement and Plan of Merger (“Amendment No. 1”) with DigitalGlobe, Inc., a Delaware corporation (“DigitalGlobe”), 20/20 Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of DigitalGlobe (“Merger Sub”), and WorldView, LLC, a Delaware limited liability company and a wholly owned subsidiary of DigitalGlobe (“Merger Sub 2”), which amends the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 22, 2012 previously entered into by the parties. The Merger Agreement is described in more detail in GeoEye’s Current Report on Form 8-K dated July 23, 2012.

Amendment No. 1 amends the Merger Agreement to remove the reference to a requirement that the DigitalGlobe stockholders approve the assumption of GeoEye stock plans and the issuance of DigitalGlobe common stock thereunder, because there is no obligation to seek such approval pursuant to such plans, applicable law or stock exchange requirements.

The foregoing description of Amendment No. 1 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 1 attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 9.01	Exhibits and Financial Statements.

(d)	Exhibits

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of August 30, 2012, by and among DigitalGlobe, Inc., 20/20 Acquisition Sub, Inc., WorldView, LLC, and GeoEye, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2012	GEOEYE, INC.

	By:	/s/ William L. Warren
William L. Warren
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of August 30, 2012, by and among DigitalGlobe, Inc., 20/20 Acquisition Sub, Inc., WorldView, LLC, and GeoEye, Inc.